Exhibit 99.1

Meritage Homes Releases Preliminary First Quarter 2020 Home Closings, Orders and Backlog

Comprehensive virtual homebuying process facilitates safe and efficient purchase and closing of homes

SCOTTSDALE, Ariz., - April 6, 2020 - Meritage Homes Corporation (NYSE: MTH), a leading U.S. homebuilder, today reported preliminary and unaudited home orders, closings and backlog for the first quarter of 2020.
First quarter orders were up 23% year over year. Order cancellation rates were flat at 13% for the first quarter in both years, with an increase in March cancellations to 16% in 2020 over 12% in 2019 due to weakening business conditions in the latter half of March associated with the spread of the COVID-19 pandemic across the U.S. It is unclear how long these adverse conditions will persist or how they will impact future results.

Preliminary Net Orders (unaudited)	2020	2019	Y/Y
January	1,019	738	38%
February	1,126	748	51%
March	957	1,044	(8)%
Total 1st Quarter	3,102	2,530	23%

Home closings totaled 2,316 for the first quarter of 2020, up 31% compared to 1,765 for the first quarter of 2019.
Ending backlog totaled 3,568 units as of March 31, 2020, a 12% increase over the 3,198 orders in backlog at March 31, 2019.
Total liquidity including cash and investments plus available borrowing capacity under the Company’s existing credit facility was approximately $1.0 billion as of March 31, 2020.
“We are closely monitoring updates from the Centers for Disease Control and Prevention, along with guidance from local and U.S. government and public health agencies, and continually adapting our operations and business to safeguard our employees, customers and work environments,” said Steven J. Hilton, chairman and CEO of Meritage Homes. “At the same time, we’re doing everything we can to continue selling, building and delivering homes by leveraging our existing digital platform and tools, or finding creative ways to interact with our customers and other stakeholders.”
He continued, “Most of our communities across the country remain open, with the exception of a few counties in California, due to recognition of the essential nature of housing construction by most states, counties and municipal governments. We are seeing customers by appointment only, so traffic levels declined but our conversion rates increased in the first quarter. Buyers are utilizing our virtual homebuying tools to find, tour, finance and purchase a home without the need for in-person meetings. We offer 24/7 mortgage pre-approvals, home search tools and virtual design through our website, enabling interested buyers to perform their own research or connect directly with one of our sales consultants, set up a virtual tour, speak to a mortgage professional, electronically sign a contract and even pay their earnest money deposit using a debit or credit card -- all from the safety of their current home.”
As previously announced, Meritage Homes plans to release the Company's first quarter 2020 results on Tuesday, April 28, 2020 after the market closes, and will host a conference call to discuss these results at 7:30 a.m. Arizona Time (10:30 a.m. Eastern Time) on Wednesday, April 29. The call will be webcast with an accompanying slideshow available on the "Investor Relations" page of the Company's web site at http://investors.meritagehomes.com.
About Meritage Homes Corporation:
Meritage Homes is the seventh-largest public homebuilder in the United States, based on homes closed in 2019. Meritage offers a variety of homes that are designed with a focus on first-time and first move-up buyers in Arizona, California, Colorado, Texas, Florida, Georgia, North Carolina, South Carolina and Tennessee.
The Company has designed and built over 125,000 homes in its 35-year history, and has a reputation for its distinctive style, quality construction, and award-winning customer experience. Meritage is the industry leader in energy-efficient homebuilding and has received the U.S. Environmental Protection Agency’s ENERGY STAR® Partner of the Year for Sustained Excellence Award every year since 2013 for innovation and industry leadership in energy efficient homebuilding.
For more information, visit www.meritagehomes.com.
The information included in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include the statements regarding current business conditions and potential adverse impacts of the COVID-19 pandemic.
Such statements are based on the current beliefs and expectations of Company management and current market conditions, which are subject to significant uncertainties and fluctuations. Actual results may differ from those set forth in the forward-looking statements. The Company makes no commitment, and disclaims any duty, to update or revise any forward-looking statements to reflect future events or changes in these expectations, except as required by law. Meritage's business is subject to a number of risks and uncertainties. As a result of those risks and uncertainties, the Company's stock and note prices may fluctuate dramatically. These risks and uncertainties include, but are not limited to, the following: adverse impacts due to the COVID-19 pandemic, including a recession in the U.S., the impact of legislation designed to provide economic relief from a recession, the inability of employees to work and of customers to visit our communities due to government movement restrictions or illness, disruptions in our supply chain, our inability to access capital markets due to lack of liquidity in the economy resulting from the responses to the COVID-19 pandemic, and inconsistencies in the classification of homebuilding as an essential business; the availability and cost of finished lots and undeveloped land; shortages in the availability and cost of labor; the success of our strategic initiatives to focus on the first- and second-move-up buyer; the ability of our potential buyers to sell their existing homes; changes in interest rates and the availability and pricing of residential mortgages; our exposure to information technology failures and security breaches; legislation related to tariffs; inflation in the cost of materials used to develop communities and construct homes; the adverse effect of slow absorption rates; impairments of our real estate inventory; cancellation rates; competition; changes in tax laws that adversely impact us or our homebuyers; a change to the feasibility of projects under option or contract that could result in the write-down or write-off of earnest or option deposits; our potential exposure to and impacts from natural disasters or severe weather conditions; home warranty and construction defect claims; failures in health and safety performance; our success in prevailing on contested tax positions; our ability to obtain performance and surety bonds in connection with our development work; the loss of key personnel; failure to comply with laws and regulations; our limited geographic diversification; fluctuations in quarterly operating results; our level of indebtedness; our ability to obtain financing if our credit ratings are downgraded; our ability to successfully integrate acquired companies and achieve anticipated benefits from these acquisitions; our compliance with government regulations, the effect of legislative and other governmental actions, orders, policies or initiatives that impact housing, labor availability, construction, mortgage availability, our access to capital, the cost of capital or the economy in general, or other initiatives that seek to restrain growth of new housing construction or similar measures; legislation relating to energy and climate change; the replication of our energy-efficient technologies by our competitors; negative publicity that affects our reputation and other factors identified in documents filed by the Company with the Securities and Exchange Commission, including those set forth in our Form 10-K for the year ended December 31, 2019 under the caption "Risk Factors," which can be found on our website at www.investors.meritagehomes.com.
Contacts

Meritage Homes Corporation
Brent Anderson, 972-580-6360
VP Investor Relations
media@meritagehomes.com